EXHIBIT 99.77C

Growth & Income Fund

Lincoln National Growth & Income Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             91,922,975  91,902,811  93.95%    6.03%   0.00%
Kelly D Clevenger               91,922,975  91,902,811  94.04%    5.94%   0.00%
Nancy L. Frisby                 91,922,975  91,902,811  94.11%    5.87%   0.00%
Barbara S. Kowalczyk            91,922,975  91,902,811  93.92%    6.06%   0.00%
Kenneth G. Stella               91,922,975  91,902,811  93.97%    6.01%   0.00%

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                                                                                      Outstanding    Total   Percent Percent Percent
                                                                                         Shares      Voted     For   Against Abstain
                                                                                         ------      -----     ---   ---------------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               91,922,975  91,902,811 88.78%    7.54%  3.66%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  91,922,975  91,902,811 82.78%   13.39%  3.81%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     91,922,975  91,902,811 87.75%    8.24%  3.99%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          91,922,975  91,902,811 85.96%    8.77%  5.25%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          91,922,975  91,902,811 85.70%    9.00%  5.28%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         91,922,975  91,902,811 85.84%    8.85%  5.29%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           91,922,975  91,902,811 86.04%    8.71%  5.23%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           91,922,975  91,902,811 85.52%    9.15%  5.31%
    5F) Amendment to Fundamental Restrictions on Lending.                              91,922,975  91,902,811 85.72%    8.95%  5.31%
    5G) Amendment to Fundamental Restrictions on Diversification.                      91,922,975  91,902,811 86.03%    8.74%  5.21%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  91,922,975  91,902,811 83.39%   11.50%  5.09%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           91,922,975  91,902,811 83.05%   11.68%  5.25%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 91,922,975  91,902,811 82.82%   11.88%  5.28%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               91,922,975  91,902,811 82.88%   11.78%  5.32%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 91,922,975  91,902,811 82.90%   11.76%  5.32%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   91,922,975  91,902,811 83.15%   11.59%  5.24%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               91,922,975  91,902,811 83.21%   11.53%  5.24%
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